     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 2004
                                                  REGISTRATION NO. 333-_________

================================================================================

                                  UNITES STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------
                            G-III APPAREL GROUP, LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                  (State or Other Jurisdiction of Incorporation
                                or Organization)

                                   41-1590959
                     (I.R.S. Employer Identification Number)
                        --------------------------------

                               512 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
                                 (212) 403-0500
                    (Address of Principal Executive Offices)
                        --------------------------------


                G-III APPAREL GROUP, LTD. 1997 STOCK OPTION PLAN
   G-III APPAREL GROUP, LTD. 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                            (Full Title of the Plans)
                        --------------------------------


                                 MORRIS GOLDFARB
                             CHIEF EXECUTIVE OFFICER
                            G-III APPAREL GROUP, LTD.
                               512 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
                                 (212) 403-0500

 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                        --------------------------------

  Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                 NEIL GOLD, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000



                                                   CALCULATION OF REGISTRATION FEE
============================ ============================ ========================== ======================== =====================
                                                                                        Proposed Maximum
 Title Of Securities To Be                                  Proposed Maximum (2)       Aggregate Offering          Amount of
        Registered           Amount To Be Registered (1)  Offering Price Per Share            Price             Registration Fee
---------------------------- ---------------------------- -------------------------- ------------------------ ---------------------
Common Stock, $.01 par
value per share                   1,850 shares (3)                  $7.43                    $13,745.50               $1.74
---------------------------- ---------------------------- -------------------------- ------------------------ ---------------------
Common Stock, $.01 par
value per share                   98,150 shares (4)               $8.00(6)                  $758,200.00(6)            $96.06
---------------------------- ---------------------------- -------------------------- ------------------------ ---------------------
Common Stock, $.01 par
value per share                  300,000 shares (5)               $8.00(6)                $2,400,000.00(6)           $304.08
---------------------------- ---------------------------- -------------------------- ------------------------ ---------------------

           TOTAL                   400,000 shares                    _--                  $3,171,945.50              $401.88
---------------------------- ---------------------------- -------------------------- ------------------------ ---------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(3) Based on an exercise price of $7.43 per share with respect to outstanding options to purchase an aggregate of 1,850 shares of common stock issued under the G-III Apparel Group, Ltd. 1999 Stock Option Plan for Non-Employee Directors (and not previously registered).

(4) These shares are available for issuance upon the exercise of options to be granted pursuant to the G-III Apparel Group, Ltd.1999 Stock Option Plan for Non-Employee Directors.

(5) These shares are available for issuance upon the exercise of options to be granted pursuant to the G-III Apparel Group, Ltd. 1997 Stock Option Plan.

(6) Estimated based on the average of the high and low prices of the common stock of G-III Apparel Group, Ltd. as reported on the Nasdaq National Market on April 27, 2004 of $8 per share.



                                EXPLANATORY NOTE

     This registration statement is filed pursuant to General Instruction E to Form S-8 in order to register (i) 300,000 additional shares of common stock $.01 par value per share, of G-III Apparel Group, Ltd. ("Common Stock"), issuable upon the exercise of options granted pursuant to the G-III Apparel Group, Ltd. 1997 Stock Option Plan (the "1997 Plan") and (ii) 100,000 additional shares of Common Stock issuable upon the exercise of options granted pursuant to the G-III Apparel Group, Ltd. 1999 Stock Option Plan for Non-Employee Directors (the "1999 Plan").

     These shares are in addition to (i) an aggregate of 750,000 shares previously registered with respect to the 1997 Plan on registration statements on Form S-8 (Registration Nos. 333-51765 and 333-39298) filed with the Securities and Exchange Commission on May 4, 1998 and June 14, 2000, respectively, and (ii) 50,000 shares previously registered with respect to the 1999 Plan on a registration statement on Form S-8 (Registration No. 333-80937) filed with the Securities and Exchange Commission on June 17, 1999. The contents of these previously filed registration statements are hereby incorporated by reference in this registration statement.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on April 29, 2004.

                                     G-III APPAREL GROUP, LTD.


                                     By:      /s/ Wayne Miller
                                             -----------------------------------
                                             Wayne S. Miller
                                             Senior Vice President and Chief
                                             Financial and Operating Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints MORRIS GOLDFARB and WAYNE MILLER, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all statements (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



 /s/ Morris Goldfarb                     Director, Co-Chairman of the Board and Chief      April 29, 2004
-------------------------------          Executive Officer
Morris Goldfarb                          (principal executive officer)


 /s/ Wayne S. Miller                     Senior Vice President and Chief Financial and     April 29, 2004
-------------------------------          Operating Officer
Wayne S. Miller                          (principal financial and accounting officer)


 /s/ Aron Goldfarb                       Director and Co-Chairman of the Board             April 29, 2004
-------------------------------
Aron Goldfarb

 /s/ Thomas J. Brosig                    Director                                          April 29, 2004
-------------------------------
Thomas J. Brosig

 /s/ Alan Feller                         Director                                          April 29, 2004
-------------------------------
Alan Feller

 /s/ Carl Katz                           Director                                          April 29, 2004
-------------------------------
Carl Katz

 /s/ Willem van Bokhorst                 Director                                          April 29, 2004
-------------------------------
Willem van Bokhorst


-------------------------------          Director
Richard White

-------------------------------          Director
George J. Winchell


                  EXHIBIT INDEX


                  Exhibit No.           Description
                  4.1                   G-III Apparel Group, Ltd. 1997 Stock Option Plan, as amended*

                  4.2                   G-III Apparel Group Ltd. 1999 Stock Option Plan for Non-Employee Directors,
                                        as amended*

                  5.1                   Opinion of Fulbright & Jaworski L.L.P.

                  23.1                  Consent of Ernst & Young LLP

                  23.2                  Consent of Fulbright & Jaworski L.L.P. (Included in Exhibit 5.1)

                  24.1                  Power of Attorney (included on signature page)

* Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2004 filed with the Securities and Exchange
  Commission on April 29, 2004.













--------------------------